EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement of Infinity, Inc. on Form S-3/A, of our report dated April 8, 2004, relating to the consolidated financial statements of Infinity, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the caption "Experts" in this Registration Statement.


/s/  Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

June 1, 2004
Denver, Colorado


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